EXHIBIT 32.2

Certification of the Secretary and Treasurer (Chief Financial Officer) Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Jubilant Flame International Ltd. (the “Company”) on Form 10-Q for the period ended May 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Ireland, Secretary/Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 11, 2017	By:	/s/ Robert Ireland
Robert Ireland
Secretary/Treasurer